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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to Quintus' Employee Stock Purchase Plan, the 1999 Stock Incentive Plan, Mustang Software, Inc. 1994 Incentive Stock Option Plan and Nonstatutory Stock Option Plan of our report dated April 30, 1998, with respect to the consolidated financial statements and schedule of Quintus Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 2000.


                                                           /s/ Ernst & Young LLP

Palo Alto, California
May 31, 2000